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Exhibit 10.38

PUT OPTION AGREEMENT

THIS PUT OPTION AGREEMENT is made on the 17th day of January, 2005.

AMONG

(1)
AGC HOLDINGS LIMITED, an exempted company incorporated under the laws of the Cayman Islands and whose registered office is at Ugland House, South Church Street, P.O. Box 309, George Town, Grand Cayman, Cayman Islands ("AGC");

(2)
ABACUS INTERNATIONAL PTE LTD, a Singapore private company limited by shares, whose principal place of business is at ABACUS Plaza, 3 Tampines Central 1, #08-01, Singapore 529540 ("Abacus");

(3)
TRAVELOCITY.COM LP, a Delaware limited partnership whose principal place of business is at 3150 Sabre Drive, Southlake, Texas 76092, USA ("Travelocity");

(4)
ZUJI HOLDINGS LIMITED an exempted company incorporated under the laws of the Cayman Islands and whose registered office is at Ugland House, South Church Street, P.O. Box 309, George Town, Grand Cayman, Cayman Islands ("the Company" or "Zuji");

(5)
solely for purposes of Article VII, SABRE INC., a Delaware corporation whose principal place of business is at 3150 Sabre Drive, Southlake, Texas 76092, USA ("Sabre").

RECITALS:

(A)
The Company is an exempted company incorporated in the Cayman Islands in accordance with the laws of the Cayman Islands and the terms of the Joint Venture Agreement. The Company conducts its business through several direct and indirect wholly owned subsidiaries of the Company listed in Schedule 1.1 hereto (collectively, together with the Company, the "Group").

(B)
AGC, Abacus, Travelocity, Qantas Airways Limited and the Company have entered into that certain Joint Venture Agreement dated as of 21 June 2002, as amended as of the date hereof (the "Joint Venture Agreement") whereby the parties agreed to certain provisions for the funding, operating and managing of the Company and its Business.

(C)
As a result of various issuances and transfers of ordinary shares of the Company prior to the date hereof, there are a total of 76,772,000 ordinary shares of the Company issued and outstanding, which are held as follows: Travelocity holds 7,778,000 shares; AGC holds 61,416,800 shares; and Abacus holds 7,577,200 shares.

(D)
The parties hereto desire to enter into an agreement whereby Travelocity will grant to each of AGC and Abacus (AGC and Abacus collectively, the "Shareholders", and individually a "Shareholder") an option to require that Travelocity purchase all of the ordinary shares and any other equity of the Company held by such Shareholder.

AGREEMENT

        NOW, THEREFORE, in consideration of the recitals above, which are an integral part of this Agreement and the mutual representations, warranties and covenants contained herein, including the consideration set out in Section 1.2 herein, the parties hereto agree as follows:

ARTICLE I

OPTION TO PUT STOCK

        1.1    Grant of Put Options    Travelocity hereby grants to each Shareholder a non-transferable irrevocable right to require Travelocity to purchase by itself or through an Affiliate from such Shareholder at the exercise price specified herein all, but not less than all, of the issued and outstanding ordinary shares of the Company and any other equity in the Company held or owned by such Shareholder in any capacity (together with all rights attaching thereto), and to exercise the other rights, powers and privileges provided herein, all subject to the terms and conditions contained herein (with respect to (i) AGC, the "AGC Put Option" and (ii) Abacus, the "Abacus Put Option"; the AGC Put Option and the Abacus Put Option are collectively referred to as the "Put Options"). The current holdings of each Shareholder are as set forth opposite such Shareholder's name on Schedule 1.1 hereto. In the event of any stock split, stock dividend, reclassification of Zuji ordinary shares or other equity interest, or any similar event with respect to Zuji ordinary shares or other equity interest, which becomes effective prior to the Closing (as defined herein), the number and type of shares and/or equity subject. to the Put Options shall be proportionately and appropriately adjusted to reflect such event; provided that under any and all circumstances, each Put Option shall always be exercisable in respect of all of the ordinary shares and other equity interests in Zuji held by the relevant Shareholder (all Zuji ordinary shares and any other equity interest subject to the Put Options, as of the date hereof and any additional ordinary shares and/or other equity interests issued in respect thereof in connection with events described in this sentence, are referred to herein as the "Put Shares" and "AGC Put Shares" shall mean Put Shares held by AGC and "Abacus Put Shares" shall mean Put Shares held by Abacus). In the event any Shareholder acquires any additional Zuji ordinary shares and/or other equity interests on or after the date hereof, such Shareholder agrees that such shares shall be "Put Shares" as defined herein and that the Put Options granted by Travelocity pursuant to this Agreement shall apply to such acquired Put Shares. The Shareholder or Shareholders which are parties to such acquisition of additional shares shall provide written notice to Travelocity updating the information contained in Schedule 1.1 hereto within five (5) days of such acquisition.

        1.2    Consideration.    In consideration for the grant of the aforesaid Put Options, AGC and Abacus each shall as of the date hereof execute an amendment to the Joint Venture Agreement, and pay Travelocity Ten Dollars (US$10.00).

        1.3    Exercise of Put Option.    The Put Options are not exercisable prior to 1 January 2006. At any time on or between 1 January 2006 and 31 January 2006 (the "Exercise Period"), and subject to and upon the terms of this Agreement, (i) AGC shall, in its sole discretion, have the right to exercise the AGC Put Option and (ii) Abacus shall, in its sole discretion, have the right to exercise the Abacus Put Option, provided that if AGC duly exercises the AGC Put Option pursuant to the terms of this Agreement, then Abacus shall be deemed to have exercised the Abacus Put Option. Nothing herein shall require AGC to exercise the AGC Put Option at the same time as the exercise of the Abacus Put Option, and the exercise of the Abacus Put Option shall not require the exercise of the AGC Put Option.

        1.4    Put Option Term.    The Put Options shall expire, without further consideration payable to or by any party, at 11:59 p.m., Singapore time, on 31 January 2006 unless validly exercised prior to that date and time, in which event the exercised Put Option shall continue until either the Closing or the termination of the relevant Put Option as provided herein ("Put Option Term").

        1.5    Manner of Exercise.

          (a)   AGC Put Option. To exercise the AGC Put Option, AGC shall deliver to Travelocity during the Exercise Period, a notice of exercise substantially in the form of Exhibit 1.5 attached hereto ("Notice of Exercise") pursuant to Section 8.5 hereof. Any exercise of the AGC Put Option under the terms of this Agreement shall be irrevocable, shall also be deemed to effect an exercise of the Abacus Put Option, and shall bind AGC and Abacus to sell, and Travelocity to purchase, the AGC Put Shares and Abacus Put Shares, respectively, on the terms provided herein. For the avoidance of doubt, AGC shall not be responsible in any way for the performance by Abacus of its obligations with respect to the Abacus Put Option, and Travelocity shall observe its obligations with respect to the AGC Put Option irrespective of the ability or willingness of Abacus to perform its obligations with respect to the Abacus Put Option.

          (b)   Abacus Put Option. To exercise the Abacus Put Option, Abacus shall deliver to Travelocity during the Exercise Period, a Notice of Exercise pursuant to Section 8.5 hereof. Any exercise of the Abacus Put Option (pursuant to this Section 1.5(b) or upon a deemed exercise of the Abacus Put Option as provided in Sections 1.3 and 1.5(a)) shall be irrevocable, and shall bind Abacus to sell, and Travelocity to purchase, the Abacus Put Shares on the terms provided herein.

        1.6    Exercise Price.

          (a)   AGC Shares. The total purchase price for the AGC Put Shares to be paid by Travelocity upon the Closing of the AGC Put Option shall be US$30,708,400 (the "AGC Exercise Price"). AGC and Travelocity agree and acknowledge that, unless otherwise agreed by such parties in writing, such amount shall not change even if the number of Put Shares subject to the AGC Put Option changes as a result of any stock split, stock dividend or reclassification of Zuji ordinary shares, any acquisition of any additional Put Shares or any other event.

          (b)   Abacus Shares. The total purchase price for the Abacus Put Shares to be paid by Travelocity upon the Closing of the Abacus Put Option shall be US$3,788,600 (the "Abacus Exercise Price"). Abacus and Travelocity agree and acknowledge that, unless otherwise agreed by such parties in writing, such amount shall not change even if the number of Put Shares subject to the AGC Put Option changes as a result of any stock split, stock dividend or reclassification of Zuji ordinary shares, any acquisition of any additional Put Shares or any other event.

        1.7    Closing Date.    Upon the exercise of each or both of the AGC Put Option or Abacus Put Option and subject to the conditions contained herein, a closing of the purchase of the Put Shares hereunder (the "Closing") shall take place at Block 750E, Chai Chee Road, #05-07/08 Technopark@Chai Chee, Singapore 469005 on a business day, and at a time during business hours, specified by Travelocity, but in no event, unless otherwise agreed by Travelocity and the relevant Shareholder, shall such date be later than 21 days after date the Notice of Exercise is received by Travelocity (the "Closing Date"). Travelocity may re-schedule the Closing on written notice to the Shareholder on any number of occasions, provided that such re-scheduled date is on or prior to the 21st day after the date the Notice of Exercise is received by Travelocity.

        1.8    Purchase and Sale of Put Shares.    Subject to the terms and conditions of this Agreement, at the Closing the Shareholder shall sell, assign, transfer, convey and deliver to Travelocity, free and clear of any and all liens, pledges, charges, claims, encumbrances or restrictions of any nature whatsoever and Travelocity shall purchase and acquire from the Shareholder all of the Put Shares held by such Shareholder. The parties hereby agree and acknowledge that Travelocity may, in its sole discretion, cause one of its Affiliates to purchase and acquire any or all of the Put Shares held by a Shareholder at the Closing. As used in this Agreement, "Affiliate" means, with respect to any entity at any time, any person that controls such entity, is controlled by such entity or is under common control with such entity, where "control" means, with respect to any person, owning, directly or indirectly, more than 50% of the capital stock (or other ownership interest, if not a corporation) of such person ordinarily having voting rights, or otherwise having the right or ability, by contract or otherwise, to direct the management and policies of such person.

        1.9    Default by Any Shareholder at the Closing.    Notwithstanding any other provision of this Agreement, if both Shareholders exercise their Put Options and then either Shareholder shall refuse or fail to deliver at the Closing any of the Put Shares as provided in this Article I, or either Shareholder shall fail or refuse to consummate the transactions described in this Agreement prior to or on the Closing Date, such failure or refusal shall not relieve Travelocity or the other Shareholder of any obligations under this Agreement.

        1.10    Conditions to Close.    The obligations of the parties to consummate the purchase and sale of the Put Shares shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by the party in whose favour the condition must be satisfied for purposes of consummating such transactions:

          (a)   No Injunction, Etc. No Law or order shall have been enacted by any court or governmental or regulatory authority of competent jurisdiction to enjoin, restrain, prohibit, or obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby, if such Law or order would make it unlawful to consummate such transactions.

          (b)   Representations True and Covenants Performed at Closing. Except for the representations and warranties in Sections 2.1(b) and 2.5, the representations and warranties made by each Shareholder in this Agreement shall be complete and correct on the Closing Date with the same force and effect as if this Agreement had been executed on and as of the Closing Date. Each Shareholder shall have duly performed all of the agreements and covenants and satisfied all of the conditions to be performed or complied with by them on or prior to the Closing Date.

        1.11    Deliveries at Closing.    At the Closing, Travelocity, AGC and/or Abacus, as applicable, shall deliver or cause to be delivered the following:

          (a)   Officer's Certificate of Shareholder. Each Shareholder that exercised its Put Option shall provide Travelocity a certificate dated as of the Closing Date signed by a duly authorized officer or representative of each such Shareholder certifying the satisfaction of the condition in Section 1.10(b) and that such Shareholder has duly performed and complied with all of the covenants and agreements of this Agreement.

          (b)   Share Certificates. Each Shareholder that exercised its Put Option shall cause to be delivered to Travelocity certificates representing the Put Shares to be sold by such Shareholder, together with accompanying share transfer forms, duly endorsed in blank for the transfer of such shares to Travelocity (or an Affiliate pursuant to Section 1.8), free and clear of any and all liens, pledges, charges, claims, encumbrances or restrictions of any nature whatsoever and with all necessary transfer taxes paid or other revenue stamps affixed thereto.

          (c)   Exercise Price. Travelocity shall provide the exercise price as set forth in Section 1.6 hereof to the Shareholder that exercised its Put Option in immediately available U.S. funds by wire transfer.

          (d)   Joint Venture Agreement. On or prior to the Closing, each party shall execute and simultaneously deliver to the other parties a waiver and release (in the form set out in Appendix A hereto) of any and all claims of the first-mentioned party and its successors and assigns against such other parties, the Company or any of their respective Affiliates arising under or in connection with the Joint Venture Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF THE SHAREHOLDERS

        As an inducement to Travelocity to enter into this Agreement and grant the Put Options, each Shareholder represents and warrants to Travelocity, severally and not jointly, as follows, except with respect to Sections 2.1(b), 2.5 and 2.6, in respect of which AGC (only) represents and warrants to Travelocity:

        2.1    Ownership of Shares.

          (a)   Shareholder is the owner of all right, title and interest (legal, record and beneficial) in and to that number of Put Shares listed opposite the name of such Shareholder in Schedule 1.1 hereto, free and clear of any and all liens, pledges, charges, claims, encumbrances or restrictions of any nature whatsoever, except pursuant to the Joint Venture Agreement. The delivery to Travelocity of all Put Shares of such Shareholder upon exercise of the option granted by Travelocity pursuant to the provisions of this Agreement will transfer to Travelocity good and marketable title to all such Put Shares free and clear of all liens, pledges, charges, claims, encumbrances or restrictions of any nature whatsoever. Other than the Put Shares listed opposite the name of the Shareholder in Schedule 1.1 hereto, on the date of this Agreement the Shareholder owns no right, title or interest (legal, record or beneficial) to any ordinary shares Zuji or any other equity security of Zuji or right of any kind to have any such equity security issued. Except as specifically contemplated by this Agreement, no person has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any Put Shares from the Shareholder.

          (b)   Schedule 1.1 sets forth to AGC's "knowledge" (as defined in Section 2.5), in respect of each member of the Group a full and complete description of (1) the authorized share capital and other equity interests in respect of such Group member, and (2) all of the issued and outstanding share capital and other equity interests of such Group member, including the record and beneficial owners of any and all issued and outstanding shares and other interests. To AGC's knowledge, except as provided in the Joint Venture Agreement, there are no other options or warranties, or other contracts or rights of any kind whatsoever, for the issuance or transfer of any issued or unissued share capital or other securities of a member of the Group, whether by any member of the Group or any other person.

        2.2    Capacity and Validity.    Shareholder is duly incorporated or validly organized according to the laws of the jurisdiction in which it purports to be so incorporated or organized. Shareholder has the full power, authority and capacity necessary to enter into and perform its obligations under this Agreement, to sell, assign, transfer and convey its Put Shares as and if required by this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable in accordance with its terms.

        2.3    Absence of Conflicting Agreements or Required Consents.    The execution, delivery and performance by Shareholder of this Agreement and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any governmental or regulatory authority or any other third party; (ii) will not conflict with, result in a breach of, or constitute a default under any ruling, judgment, order or injunction, or any Law, of any court or governmental or regulatory authority to which the Shareholder is subject or by which the Shareholder, or any of its properties and assets, are bound; (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which the Shareholder is a party or by which the Shareholder or any of its assets and properties is bound; and (iv) will not create any lien, pledge, charge, claim, or encumbrance or restriction upon the Put Shares owned by the Shareholder.

        2.4    Litigation and Claims Against Shareholder.    There are no claims, lawsuits, actions, arbitrations (not including any claims, lawsuits, actions or arbitrations made or initiated by Travelocity or any of its Affiliates), administrative or other proceedings, or governmental or regulatory investigations or inquiries, pending or threatened against such Shareholder affecting or potentially affecting the performance by such Shareholder under this Agreement and, to the knowledge of the Shareholder, there is no basis for any action or any state of facts or occurrence of any event which might give rise to the foregoing.

        2.5    Warranties Regarding the Group.    AGC represents and warrants that, except as set forth in Schedule 2.5A, it has no knowledge of any matter that would render untrue or incorrect any of the statements set forth in Schedule 2.5 regarding the Company and any other member of the Group, and other topics addressed therein. For the purposes of this Section 2.5 and Section 2.1(b), the term "knowledge" shall mean with respect to AGC, the actual knowledge of any of the members of the Management Committee of the Board of Directors of the Company (the "Boardco") as of the date of this Agreement that was appointed by AGC (namely Peter Kelly, Tan Kim Thiam and Scott Ohman), and the expression "actual knowledge" shall in this respect mean the actual knowledge of matters that have been minuted, whether as discussion or resolution items, in the minutes of proceedings of Boardco during the time when such members served as members of Boardco.

        2.6    Absence of Fraudulent Conduct.    The Shareholder does not have actual knowledge of any fraudulent conduct by any Shareholder or any of the directors nominated by any Shareholder to the board of directors of the Company in relation to the conduct of the business of any of the Group Companies or the transactions contemplated by this Agreement, and such Shareholder is not aware of any claims of any such conduct made by any person.

        2.7    Material Statements and Omissions; Absence of Events.    None of the representations or warranties made by Shareholder herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any other statement contained in this Article II (excluding Sections 2.1(b) and 2.5), in light of the circumstances under which they were made, not misleading. Shareholder is not aware of any impending or contemplated event that would cause any of its representations and warranties made in this Article II (excluding Sections 2.1(b) and 2.5) not to be true, correct and complete on the date of such event, as if made on that date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TRAVELOCITY

        As an inducement to each of the Shareholders to enter into this Agreement and consummate the transactions contemplated herein, Travelocity hereby represents and warrants to each of the Shareholders as follows:

        3.1    Organization, Standing and Authority of Travelocity.    Travelocity is a limited partnership duly organized and under the laws of the State of Delaware. Travelocity has the full power, authority and capacity necessary to enter into and perform its obligations under this Agreement, to purchase the Put Shares as and if required by this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Travelocity and constitutes the legal, valid and binding obligation of Travelocity, enforceable in accordance with its terms.

        3.2    Absence of Conflicting Agreements or Required Consents Relating to Travelocity's Obligations.    The execution, delivery and performance by Travelocity of this Agreement and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with any provision of Travelocity's limited partnership agreement; (ii) does not require the consent of any governmental or regulatory authority or any other third party; (iii) will not conflict with, result in a breach of, or constitute a default under any ruling, judgment, order or injunction, or any Law, of any court or governmental or regulatory authority to which Travelocity is subject or by which Travelocity or any of its assets and properties is bound; and (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which the Travelocity is a party or by which Travelocity or any of its assets and properties is bound.

        3.3    Litigation and Claims Against Travelocity.    There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, or governmental or regulatory investigations or inquiries, pending or threatened against Travelocity affecting the performance by Travelocity of this Agreement and, to the knowledge Travelocity, there is no basis for any such action or any state of facts or occurrence of any event which might give rise to the foregoing.

        3.4    Absence of Fraudulent Conduct.    Travelocity does not have actual knowledge of any fraudulent conduct by Travelocity or any of the directors nominated by Travelocity to the board of directors of the Company in relation to the conduct of the business of any of the Group Companies or the transactions contemplated by this Agreement, and Travelocity is not aware of any claims of any such conduct made by any person.

        3.5    Material Statements and Omissions; Absence of Events.    None of the representations or warranties made by Travelocity herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any other statement contained herein or therein, in light of the circumstances under which they were made, not misleading. Travelocity is not aware of any impending or contemplated event that would cause any of its representations and warranties made herein not to be true, correct and complete on the date of such event, as if made on that date.

ARTICLE IV

ADDITIONAL COVENANTS AND AGREEMENTS

        4.1    Liens.    Each Shareholder agrees not to pledge any of its Put Shares and agrees to otherwise keep all of its Put Shares free and clear of all liens, pledges, charges, claims, encumbrances or restrictions of any nature whatsoever, from and after the date hereof until the sooner of (i) the expiration of the Put Option Term, or (ii) the Closing Date. Each Shareholder acknowledges and agrees that, from the date hereof, such Shareholder shall not enter into an agreement (or grant an option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement) to effect a transfer, sale, or any other disposition of any of the Put Shares prior to the Closing.

        4.2    Conditions to Closing.    After delivery of the Notice of Exercise by a Shareholder, such Shareholder and Travelocity agree to use their commercially reasonable efforts to satisfy the closing conditions set forth in Article I of this Agreement. In addition, the parties agree to use commercially reasonable efforts to obtain the consent of the Company's board of directors to the transfer of Shares hereunder, and the registration of such transfer in the Company's register, in both cases at or prior to Closing.

        4.3    Transfer of Put Options.    The parties hereto acknowledge and agree that the Put Options are personal to each of AGC and Abacus. As such, the exercise of the Put Options shall not extend to any other shareholder of Zuji, except AGC and/or Abacus, and AGC and/or Abacus may not transfer the right to exercise the Put Options, or any other rights hereunder, to a third party.

        4.4    Confirmatory Diligence.    The parties hereto acknowledge and agree that after exercise of either or both of the Put Options under Section 1.3 hereof, Travelocity shall be entitled to conduct further reasonable due diligence to confirm the on-going accuracy of the warranties of the Shareholders in Sections 2.1(a), 2.2, 2.3, 2.4 and 2.6 hereof. After exercise of either or both Put Options, the Shareholders and the Company shall procure that Travelocity's representatives shall be allowed, upon reasonable notice and during working hours, access to the books and records of each member of the Group Company to confirm the accuracy of such warranties.

        4.5    No Shop.    Neither the Shareholder nor the Company (nor any of their respective Affiliates) will, directly or indirectly, initiate, solicit, continue or encourage any proposals or offers from, or discussions or negotiations with, any person in relation to the sale or potential sale, merger, amalgamation or other dealings to or with such person of (i) any member of the Group or any material assets of a member of the Group, or (ii) any shares of capital stock or other equity interest in any member of the Group, unless and until this Agreement is terminated under Article VI.

        4.6    Company Acknowledgement.    The Company acknowledges the terms of this Agreement and undertakes that it will not, and so far as it is able will procure or cause that no other person (including the Shareholders and other members of the Group) will, do anything which is in breach of or inconsistent with the terms hereof.

        4.7    Joint Venture Agreement.    Each of the Company, Travelocity and each Shareholder covenants and agrees that it will comply in all respects with the terms of the Joint Venture Agreement.

        4.8    Notification of Certain Events.    Each party shall give prompt notice to the other parties as soon as practicable after it has actual knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause such party's representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date, or (ii) any failure on such party's part or on the part of any of its officers, directors, employees, representatives or agents to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. Each party shall, in connection with such notices, deliver to the other parties a written disclosure schedule (a "Schedule of Breaches") as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty, covenant, condition or agreement in this Agreement by such party, identifying on such Schedule of Breaches the representation, warranty, covenant, condition or agreement which would be so breached.

        4.9    Effectiveness of the Put Options.    Travelocity will not, and Travelocity will cause its Affiliates to not, take any action, or fail to take any action, under its or its Affiliates control, if such action or failure to take action materially adversely affects the ability of either Shareholder to exercise its Put Option as provided for herein.

        4.10    Frustrating Event.    Travelocity irrevocably agrees that notwithstanding anything to the contrary contained herein or in any related agreements, in the event that:

          (a)   a Zuji Insolvency Event (as defined below) occurs (whether before or after the exercise of the Put Options) and is continuing on 1 January 2006; or

          (b)   a Shareholder is as of 1 January 2006 unable to exercise its Put Option in accordance with the provisions of Section 1, or the AGC Put Shares cannot be transferred to Travelocity following such exercise, due to circumstances that (i) do not amount to a breach of any of the terms of this Agreement by such Shareholder, or (ii) are not under the sole control of such Shareholder and its Affiliates and/or any of the AGC Parties and their Affiliates (individually or collectively),

        (any of which constitutes a "Frustrating Event") and regardless of whether there has been any breach of Travelocity's obligations under Section 4.9:

    (i)
    Travelocity shall within seven days of demand by either Shareholder (but in no event shall such demand be delivered earlier than 1 January 2006) pay to such Shareholder the relevant exercise price as set forth in Section 1.6 hereof in immediately available U.S. dollar funds by wire transfer without any further requirement whatsoever (including without limitation any requirement for the Put Option to be exercised or for the Put Shares of the Shareholder to be transferred to Travelocity), except as otherwise provided in this Section 4.10 or the amendment to the Joint Venture Agreement dated as of the date hereof;

    (ii)
    the Shareholder delivering a demand under Clause (i) above shall have no further liability whatsoever to Travelocity in respect of its obligations under the Put Option, except as otherwise provided in this Section 4.10 or the amendment to the Joint Venture Agreement dated as of the date hereof; and

    (iii)
    for the purposes of Clause 5.1 of the Amendment to Joint Venture Agreement dated the date hereof, if AGC delivers a demand under Clause (i) above, the AGC Put Option shall be deemed to have been duly exercised by AGC (if not already exercised prior to the occurrence of the Frustrating Event) as of the date such demand is delivered to Travelocity.

        Each Shareholder agrees that upon the occurrence of a Frustrating Event and subject to Travelocity having made payment in full of the relevant exercise price to such Shareholder in accordance with this Section 4.10, it shall take all commercially reasonable efforts which may be requested by Travelocity, at Travelocity's expense, to effect, to the fullest extent permitted by Law given the circumstances of the Frustrating Event, the transfer of the Put Shares or the rights attaching thereto to Travelocity, provided always that the payment by Travelocity of the exercise price as required by this Section 4.10 shall not be conditional upon the completion of such transfer.

        A "Zuji Insolvency Event" means any of following: (a) a receiver, receiver and manager, administrator, trustee or similar official is appointed over any of the assets or undertaking of the Company; (b) the Company is or becomes unable to pay its debts when they are due or is unable to pay its debts; (c) the Company enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them; or (d) an application or order is made for the winding up or dissolution of, or the appointment of a provisional liquidator to, the Company or a resolution is passed for the winding up or dissolution of the entity.

        4.11    No Sums Owing.    The parties hereby acknowledge and agree that as at the date of this Agreement there are no sums owing by (i) AGC to the Company or any other member of the Group or vice versa, or (ii) Abacus to the Company or any other member of the Group or vice versa except as listed in Schedule 4.11 hereto.

ARTICLE V

REMEDIES

        5.1    Injunctive Relief; Damages.    Each party acknowledges and agrees that if any of them shall breach the warranties, representations, indemnities, covenants, agreements, undertakings, and obligations on each of their parts contained in this Agreement, damages may not be an adequate remedy in which case this Agreement shall be enforceable by injunction, order for specific performance or such other equitable relief as a court of competent jurisdiction may see fit to award. In addition to such equitable relief, except as otherwise provided herein, a party hereto shall be entitled to all other remedies provided at law or in equity, including actual damages (but not consequential damages), for a breach under this Agreement.

        5.2    Limitations On Recovery For Breach of Section 2.1(b) or 2.5.    Solely with respect to claims by Travelocity for breach by AGC of Section 2.1(b) or 2.5:

          (a)   the maximum aggregate liability of AGC with respect to any breach by AGC of Section 2.1(b) or 2.5 shall at all times be limited to ten percent (10%) of the AGC Exercise Price.

          (b)   AGC shall have no liability to the extent that Travelocity has not provided written notice of such claims either prior to the Closing or during the three (3) month period commencing on the Closing Date for AGC's Put Option hereunder.

          (c)   AGC shall be liable for a breach or breaches of Section 2.1(b) or 2.5 only when any and all losses, damages, liabilities, damages, diminution in value, costs and expenses (including reasonable attorneys' fees) suffered or incurred by Travelocity in connection with such breach or breaches ("Losses") exceeds US$50,000 (the "Threshold Amount"); provided that once claims for Losses exceed that Threshold Amount, then the entire amount of the claims (and not just amounts in excess of $50,000) can be recovered by Travelocity.

          (d)   The limitations in this Section 5.2 shall not apply to (i) claims for fraud or willful misconduct, or (ii) claims for breach of any representations or warranties other than those contained in Section 2.1(b) or 2.5.

ARTICLE VI

TERMINATION

        6.1    Method of Termination.    The transactions contemplated by this Agreement with respect to a particular Put Option (and the terms and conditions of this Agreement in respect of such Put Option) may be terminated at any time:

    (a)
    prior to or after a Shareholder's delivery of the Notice of Exercise for such Put Option, by the mutual written consent of Travelocity and the relevant Shareholder.

    (b)
    after a Shareholder's delivery of the Notice of Exercise for such Put Option and prior to the Closing by Travelocity upon written notice to the Shareholders if any of the conditions set forth in Section 1.10 have not been fulfilled or waived at any Closing scheduled, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Travelocity.

        6.2    Effect of Termination.    If this Agreement terminates pursuant to Section 6.1 with respect to a particular Put Option, this Agreement as to such Put Option shall become void and of no further force and effect, and no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any future costs, expenses, damages (direct or indirect) or loss of anticipated profits; provided that any such termination shall be without prejudice to any accrued rights or obligations of the parties up to the date of termination, and shall not prejudice the rights and obligations of the parties with respect to the other Put Option.

ARTICLE VII

GUARANTEE

        7.1    Guarantee by Sabre Inc.

          (a)   In consideration of the Shareholders entering into this Agreement, Sabre hereby unconditionally and irrevocably guarantees to the Shareholders the due and punctual performance and observance by Travelocity of its payment obligations under this Agreement. The liability of Sabre as aforesaid shall not be released or diminished by any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

          (b)   If and whenever Travelocity defaults for any reason whatsoever in the performance of its payment obligations under this Agreement, Sabre shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) such payment obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Shareholders as it would have been received if such payment obligations had been duly performed and satisfied by Travelocity. Sabre hereby waives any rights which it may have to require that the Shareholders proceed first against or claim payment from Travelocity to the intent that as between the Shareholders and Sabre the latter shall be liable as principal debtor as if it had entered into all undertakings, agreements and other obligations jointly and severally with Travelocity.

          (c)   In the event of default by Sabre in the payment of any amount due under this Agreement, the liability of Sabre shall be increased to include interest on such sum from the date of Closing to the date of actual payment of such sum in full by Sabre (as well after as before judgment) at a rate per annum being the "prime rate" as reported by The Wall Street Journal in the United States on the Closing Date, plus two percent (2%). Interest determined in accordance with this Section shall be calculated on the basis of a 365-day year and on the actual number of days elapsed and shall accrue from day to day.

          (d)   This guarantee is to be a continuing security to the Shareholders for all payment obligations on the part of Travelocity under or pursuant to this Agreement notwithstanding any settlement of account between Sabre and Travelocity or Sabre ceasing to have any interest in Travelocity).

          (e)   This guarantee is in addition to and without prejudice to and not in substitution of any rights or security which the Shareholders may now or hereafter have or hold for the performance and observance of the payment obligations of Travelocity under or in connection with this Agreement.

          (f)    In the event of Sabre having taken or taking any security from Travelocity in connection with this guarantee, Sabre hereby undertakes to hold the same in trust for the Shareholders pending discharge in full of all Sabre's obligations under or pursuant to this Agreement.

          (g)   As a separate and independent stipulation, Sabre agrees that any payment obligation expressed to be undertaken by Travelocity under this Agreement which may not be enforceable against or recoverable from Travelocity by reason of any circumstance that amounts to a breach of any warranty in Article III shall nevertheless be enforceable against or recoverable from Sabre as though the same had been incurred by Sabre and Sabre were sole or principal obligor in respect thereof and shall be performed or paid by Sabre on demand.

          (h)   Sabre (as an Affiliate of Travelocity), acknowledges and agrees to the terms and conditions of Section 4.9.

ARTICLE VIII

MISCELLANEOUS PROVISIONS,

        8.1    Costs.    Each party hereto shall pay its own costs and disbursements of and incidental to the preparation and execution of this Amendment.

        8.2    Assignment.    Save as otherwise provided herein, the benefits and obligations conferred by this Agreement upon each of the parties hereto are personal to that party and shall not be, and shall not be capable of being, assigned, delegated, transferred or otherwise disposed of, save with the written consent of each of the other parties.

        8.3    Entire Agreement.    This Agreement, together with the Joint Venture Agreement as amended (together with any documents referred to herein or executed contemporaneously by the parties in connection herewith) constitutes the whole agreement among the parties hereto and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof. Each of the parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Agreement or the Joint Venture Agreement, as amended.

        8.4    Variation.    No variation or amendment to this Agreement shall be effective unless in writing signed by authorised representatives of each of the parties hereto.

        8.5    Notices.    Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

To AGC:	AGC Holdings Limited c/o Block 750E, Chai Chee Road, #05-07/08 Technopark@Chai Chee, Singapore 469005, Fax Number: +65 64461374 Attention: Legal
To Abacus	ABACUS Plaza 3 Tampines Central 1 #08-01 Singapore 529540
To Travelocity:
Travelocity.com LP
Address: 3150 Sabre Dr., MD 9416, Southlake, Texas 76092, USA
Fax Number: +1 (682) 605-0451
Attention: President
With copy (which shall not constitute notice) to:
Travelocity.com LP
Address: 3150 Sabre Dr., MD 9416, Southlake, Texas 76092, USA
Fax Number: +1 (682) 605-0068
Attention: General Counsel
To the Company:	Zuji Holdings Limited Address: c/o Block 750E, Chai Chee Road, #05-07/08 Technopark@Chai Chee, Singapore 469005, Fax Number: +65 64461374 Attention: Legal

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when despatched.

        8.6    Waiver.    No failure or delay by any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by any party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

        8.7    Severability.    If any provision or part of a provision of this Agreement or its application to any party, shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

        8.8    Counterparts.    This Agreement may be entered into on separate engrossments (including facsimile engrossments), each of which when so executed and delivered shall be an original but each engrossment shall together constitute one and the same instrument and shall take effect from the time of execution of the last engrossment.

        8.9    Governing Law and Arbitration.    This Agreement shall be governed by and construed in accordance with English law. Any dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London, England in accordance with the Rules of Arbitration of the London Court of International Arbitration ("LCIA") then applying, which rules are deemed to be incorporated by reference to this Clause. The tribunal shall consist of three arbitrators to be appointed by the LCIA in accordance with the LCIA Rules of Arbitration. The language of the arbitration shall be English. The award rendered by the arbitrators shall be final and binding upon the parties concerned.

        8.10    Further Assurances.    The parties hereto shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be reasonably necessary to give full effect to the terms of this Agreement, both before and after the Closing.

        8.11    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

        8.12    Headings.    Headings are inserted for convenience only and shall not affect the construction of this Agreement.

        8.13    No Brokers.    Each Shareholder and Travelocity represent to the others that no broker or finder has been employed in connection with the transactions hereunder.

        8.14 Schedules and Exhibits. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof.

        8.15    Confidentiality; Public Announcement.    The parties agree and acknowledge that Clause 12 of the Joint Venture Agreement shall apply to the terms of this Agreement and the transactions contemplated hereby. Any public announcement of the transactions contemplated by this Agreement (except those required by law or by stock exchange listing requirements) must only be made with the prior written consent of all of the parties. Where reasonably practicable to do so, the parties must agree the contents of any such public announcement (including one required by law or by stock exchange listing requirements). Consent from any party must not be unreasonably withheld. Notwithstanding the foregoing, each Shareholder acknowledges and agrees that Travelocity and its Affiliates (including Sabre Holdings Corporation) are permitted to make filings under the U.S. Securities Exchange Act of 1934, as amended, disclosing the transactions contemplated hereby and attaching some or all of this Agreement without prior consultation with either Shareholder.

        8.16    Interpretation.    The word "or" is not exclusive, and the words "include" and "including" are not limiting. Any references to "$" or "Dollars" shall be references to the United States Dollar, the legal currency of the United States of America. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender. Any reference to a "person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity. The word "Law" shall have the meaning ascribed to it in Schedule 2.5 hereto.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

[Unnumbered individual counterpart signature pages to follow]

SIGNED by
/s/ PETER KELLY

for and on behalf of
AGC HOLDINGS LIMITED
in the presence of: /s/ NEIL THOMPSON

SIGNED by
/s/ TAN KIM THIAM

for and on behalf of
AGC HOLDINGS LIMITED
in the presence of: /s/ MUI CHEE WAI

SIGNED by
/s/ SCOTT OHMAN

for and on behalf of
AGC HOLDINGS LIMITED
in the presence of: /s/ CECILIA LEUNG

SIGNED by
/s/ SCOTT BLUME
for and on behalf of
ZUJI HOLDINGS LIMITED
in the presence of: /s/ CHIEN HOOI YEN

SIGNED by
/s/ GARRETT K. GOLDEN
for and on behalf of
TRAVELOCITY.COM LP
in the presence of: /s/ UDAI DHAWAN

SIGNED by
/s/ DON BIRCH
for and on behalf of
ABACUS INTERNATIONAL PTE. LTD.
in the presence of: /s/ JOHN LAU

SIGNED by
/s/ GARRETT K. GOLDEN
for and on behalf of
SABRE INC.
in the presence of: /s/ UDAI DHAWAN

Sabre is executing this Agreement solely for the purpose of its obligations under Article 7 of this Agreement, and not any other provision hereof.

QuickLinks

  Exhibit 10.38
PUT OPTION AGREEMENT
AGREEMENT
ARTICLE I OPTION TO PUT STOCK
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
ARTICLE III REPRESENTATIONS AND WARRANTIES OF TRAVELOCITY
ARTICLE IV ADDITIONAL COVENANTS AND AGREEMENTS
ARTICLE V REMEDIES
ARTICLE VI TERMINATION
ARTICLE VII GUARANTEE
ARTICLE VIII MISCELLANEOUS PROVISIONS,